EXHIBIT 99.1

Adaptive Biotechnologies Reports Third Quarter 2024 Financial Results

SEATTLE, Nov. 07, 2024 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended September 30, 2024.

“Our focus on execution and disciplined capital allocation are driving MRD growth with a clear path to profitability while we continue to advance our targeted Immune Medicine programs,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “The increased clonoSEQ® Medicare Gapfill rate and the extension of coverage to Mantle Cell Lymphoma underscore clonoSEQ’s value to patients. I look forward to a strong finish to the year and continued progress toward our strategic goals.”

Recent Highlights

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Revenue for the third quarter of 2024 was $46.4 million. The MRD business, which contributed 81% of revenue, grew 52% versus the third quarter of 2023.
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clonoSEQ test volume in the third quarter of 2024 grew 30% to 19,600 tests delivered versus the third quarter of 2023.
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Obtained updated Medicare Clinical Laboratory Fee Schedule (CLFS) Gapfill Determination for clonoSEQ of $2,007 per test, a 17% increase from the previous implied rate under the episode structure.
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Received expanded Medicare coverage of clonoSEQ for assessing measurable residual disease in Mantle Cell Lymphoma.
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Recognized $5.0 million in MRD pharma regulatory milestone revenue.
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Updated full year guidance to reflect an increase to the bottom end of the previous MRD revenue range, a decrease in operating spend and a reduction in annual cash burn.

Third Quarter 2024 Financial Results

Revenue was $46.4 million for the quarter ended September 30, 2024, representing a 22% increase from the third quarter in the prior year. MRD revenue was $37.5 million for the quarter, representing a 52% increase from the third quarter in the prior year. Immune Medicine revenue was $9.0 million for the quarter, representing a 32% decrease from the third quarter in the prior year.

Operating expenses for the third quarter of 2024 were $79.1 million, compared to $88.9 million in the third quarter of the prior year, representing a decrease of 11%. MRD operating expenses for the third quarter of 2024 were $52.5 million, representing a 6% decrease from the third quarter in the prior year. Immune Medicine operating expenses for the third quarter of 2024 were $20.7 million, representing a 22% decrease from the third quarter in the prior year.

Interest and other income, net was $3.5 million for the third quarter of 2024, compared to $4.3 million in the third quarter of the prior year. Interest expense from our revenue interest purchase agreement was $2.9 million in the third quarter of 2024, compared to $3.7 million in the third quarter of the prior year.

Net loss was $32.1 million for the third quarter of 2024, compared to $50.3 million for the same period in 2023.

Adjusted EBITDA (non-GAAP) was a loss of $14.3 million for the third quarter of 2024, compared to a loss of $29.8 million for the third quarter of the prior year. MRD Adjusted EBITDA (non-GAAP) was a loss of $6.1 million for the quarter, compared to a loss of $21.6 million for the third quarter of the prior year. Immune Medicine Adjusted EBITDA (non-GAAP) was a loss of $5.2 million for the quarter, compared to a loss of $5.0 million for the third quarter of the prior year.

Cash, cash equivalents and marketable securities was $267.2 million as of September 30, 2024.

2024 Updated Financial Guidance

Adaptive Biotechnologies expects full year revenue for the MRD business to be between $143 million and $145 million, updated from the previous range between $140 million and $145 million. No revenue guidance is provided for the Immune Medicine business.

We expect full year total company operating expenses, including cost of revenue and excluding one-time costs from asset impairments and other restructuring charges, to be between $335 million and $340 million, updated from the previous range between $340 million and $350 million.

Management will provide further details on the outlook during the conference call.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its third quarter 2024 financial results after market close on Thursday, November 7, 2024 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business areas: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer, autoimmune disorders, and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, interest expense, income tax (expense) benefit, depreciation and amortization expense, impairment costs for long-lived assets, restructuring expense and share-based compensation expense. We define our segment Adjusted EBITDA in the same way to the extent the net loss attributable to Adaptive Biotechnologies Corporation and adjustments are allocable to each segment. We have provided reconciliations of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA, including segment Adjusted EBITDA, to evaluate the financial performance of our business and segments and to evaluate the effectiveness of our strategies. We present these figures because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA, including segment Adjusted EBITDA, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments we make. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA, including segment Adjusted EBITDA, does not reflect:

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all expenditures or future requirements for capital expenditures or contractual commitments;
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changes in our working capital needs;
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interest expense, which is an ongoing element of our costs to operate;
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income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
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the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
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the noncash component of employee compensation expense;
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long-lived assets impairment costs; and

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the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, such as our restructuring activities and reductions in workforce.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
investors@adaptivebiotech.com

ADAPTIVE MEDIA
Erica Jones, Associate Corporate Communications Director

206-279-2423
media@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$46,435	$37,919	$131,498	$124,492
Operating expenses
Cost of revenue	16,667	19,346	54,035	55,937
Research and development	24,163	28,533	79,761	93,371
Sales and marketing	20,551	20,493	63,184	66,673
General and administrative	17,258	20,075	54,750	63,208
Amortization of intangible assets	428	428	1,275	1,270
Impairment of long-lived assets	—	—	7,205	—
Total operating expenses	79,067	88,875	260,210	280,459
Loss from operations	(32,632)	(50,956)	(128,712)	(155,967)
Interest and other income, net	3,474	4,282	11,462	10,918
Interest expense	(2,939)	(3,652)	(8,628)	(10,788)
Net loss	(32,097)	(50,326)	(125,878)	(155,837)
Add: Net loss attributable to noncontrolling interest	26	26	78	28
Net loss attributable to Adaptive Biotechnologies Corporation	$(32,071)	$(50,300)	$(125,800)	$(155,809)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.22)	$(0.35)	$(0.86)	$(1.08)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	147,516,398	144,704,868	146,908,234	144,208,940

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$38,084	$65,064
Short-term marketable securities (amortized cost of $204,757 and $281,122, respectively)	205,245	281,337
Accounts receivable, net	40,814	37,969
Inventory	11,955	14,448
Prepaid expenses and other current assets	12,247	11,370
Total current assets	308,345	410,188
Long-term assets
Property and equipment, net	51,314	68,227
Operating lease right-of-use assets	46,530	52,096
Long-term marketable securities (amortized cost of $23,857)	23,866	—
Restricted cash	2,978	2,932
Intangible assets, net	3,853	5,128
Goodwill	118,972	118,972
Other assets	2,648	3,591
Total assets	$558,506	$661,134
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$7,351	$7,719
Accrued liabilities	6,062	8,597
Accrued compensation and benefits	12,337	13,685
Current portion of operating lease liabilities	10,021	9,384
Current portion of deferred revenue	51,856	48,630
Total current liabilities	87,627	88,015
Long-term liabilities
Operating lease liabilities, less current portion	81,804	89,388
Deferred revenue, less current portion	32,781	44,793
Revenue interest liability, net	132,700	130,660
Other long-term liabilities	20	—
Total liabilities	334,932	352,856
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at September 30, 2024 and December 31, 2023; no shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at September 30, 2024 and December 31, 2023; 147,561,586 and 145,082,271 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	14	14
Additional paid-in capital	1,493,394	1,452,502
Accumulated other comprehensive gain	497	215
Accumulated deficit	(1,270,132)	(1,144,332)
Total Adaptive Biotechnologies Corporation shareholders’ equity	223,773	308,399
Noncontrolling interest	(199)	(121)
Total shareholders’ equity	223,574	308,278
Total liabilities and shareholders’ equity	$558,506	$661,134

Adjusted EBITDA

The following is a reconciliation of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA for the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss attributable to Adaptive Biotechnologies Corporation	$(32,071)	$(50,300)	$(125,800)	$(155,809)
Interest and other income, net	(3,474)	(4,282)	(11,462)	(10,918)
Interest expense	2,939	3,652	8,628	10,788
Depreciation and amortization expense	4,591	5,763	14,808	16,839
Impairment of long-lived assets	—	—	7,205	—
Restructuring expense	193	—	1,917	—
Share-based compensation expense	13,522	15,336	40,778	47,352
Adjusted EBITDA	$(14,300)	$(29,831)	$(63,926)	$(91,748)

Segment Information (Including Segment Adjusted EBITDA)

The following tables set forth our segment information for the three and nine months ended September 30, 2024 and 2023, respectively (in thousands, unaudited):

	Three Months Ended September 30, 2024
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$37,470	$8,965	$—	$46,435
Operating expenses	52,538	20,689	5,840	79,067
Adjusted EBITDA	(6,120)	(5,212)	(2,968)	(14,300)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(15,068)	$(11,724)	$(5,305)	$(32,097)
Net loss attributable to noncontrolling interest	—	—	26	26
Net loss attributable to Adaptive Biotechnologies Corporation	(15,068)	(11,724)	(5,279)	(32,071)
Interest and other income, net	—	—	(3,474)	(3,474)
Interest expense	—	—	2,939	2,939
Depreciation and amortization expense	2,428	1,728	435	4,591
Restructuring expense	167	26	—	193
Share-based compensation expense	6,353	4,758	2,411	13,522
Adjusted EBITDA	$(6,120)	$(5,212)	$(2,968)	$(14,300)

	Three Months Ended September 30, 2023
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$24,668	$13,251	$—	$37,919
Operating expenses	55,977	26,400	6,498	88,875
Adjusted EBITDA	(21,616)	(4,986)	(3,229)	(29,831)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(31,309)	$(13,148)	$(5,869)	$(50,326)
Net loss attributable to noncontrolling interest	—	—	26	26
Net loss attributable to Adaptive Biotechnologies Corporation	(31,309)	(13,148)	(5,843)	(50,300)
Interest and other income, net	—	—	(4,282)	(4,282)
Interest expense	—	—	3,652	3,652
Depreciation and amortization expense	2,489	2,546	728	5,763
Share-based compensation expense	7,204	5,616	2,516	15,336
Adjusted EBITDA	$(21,616)	$(4,986)	$(3,229)	$(29,831)

	Nine Months Ended September 30, 2024
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$105,380	$26,118	$—	$131,498
Operating expenses	170,785	70,663	18,762	260,210
Adjusted EBITDA	(34,668)	(19,172)	(10,086)	(63,926)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(65,405)	$(44,545)	$(15,928)	$(125,878)
Net loss attributable to noncontrolling interest	—	—	78	78
Net loss attributable to Adaptive Biotechnologies Corporation	(65,405)	(44,545)	(15,850)	(125,800)
Interest and other income, net	—	—	(11,462)	(11,462)
Interest expense	—	—	8,628	8,628
Depreciation and amortization expense	7,733	5,777	1,298	14,808
Impairment of long-lived assets	2,819	4,386	—	7,205
Restructuring expense	1,195	722	—	1,917
Share-based compensation expense	18,990	14,488	7,300	40,778
Adjusted EBITDA	$(34,668)	$(19,172)	$(10,086)	$(63,926)

	Nine Months Ended September 30, 2023
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$71,977	$52,515	$—	$124,492
Operating expenses	170,946	88,753	20,760	280,459
Adjusted EBITDA	(71,081)	(11,149)	(9,518)	(91,748)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(98,969)	$(36,236)	$(20,632)	$(155,837)
Net loss attributable to noncontrolling interest	—	—	28	28
Net loss attributable to Adaptive Biotechnologies Corporation	(98,969)	(36,236)	(20,604)	(155,809)
Interest and other income, net	—	—	(10,918)	(10,918)
Interest expense	—	—	10,788	10,788
Depreciation and amortization expense	6,812	7,907	2,120	16,839
Share-based compensation expense	21,076	17,180	9,096	47,352
Adjusted EBITDA	$(71,081)	$(11,149)	$(9,518)	$(91,748)